PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") dated as of the 15th day of August, 2001, is made by and between Frontier Investments, L.L.C., an Indiana limited liability company (the "Seller"), and Homes for America Holdings, Inc., a Nevada corporation, and its successors or assigns (the "Purchaser").

     In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. Purchase and Sale of Property. Seller agrees to sell and Purchaser agrees to purchase parcel of approximately Twenty Four and five hundredths (24.05) acres to be subdivided from Seller's parcel of real property located in Elkhart County, Indiana, as more fully described in the legal description to be attached by Seller as Exhibit A and hereby incorporated as if set forth herein, to be subdivided as shown on the proposed sketch plan to be attached by Seller as Exhibit B and hereby incorporated as if set forth herein, subject to the survey described in ss. 10(c) below (the "Land"), together with all and singular, the rights, air rights, easements, rights-of-way, tenements, and hereditaments appertaining thereto, including all right, title, and interest of the Seller in and to adjacent streets, easements, privileges, alleys, or rights-of-way now or hereafter belonging to or inuring to the benefit of the Land, and any all buildings, structures, and other improvements erected or placed thereon, the full right, title, and interest of the Seller in and to any and all leases or occupancy rights thereof (collectively, the "Property").

2.   Purchase Price and Terms of Payment.

(a) The total purchase price of the Property (the "Purchase Price") is Eight Hundred Fifty Three Thousand Seven Hundred Seventy Five Dollars ($853,775), subject to adjustment upon delivery of the Survey as described in ss. 10(c) below.

(b) Within two (2) business days after the Effective Date (defined below) Purchaser shall deposit the sum of Twenty Five Thousand Dollars ($25,000) (the "Deposit"), with Meridian Title Corporation, 405 South Second Street, Elkhart, Indiana 46516 [(219) 293-3075 o Fax (219) 674-0070](Attn.: Mr. Ed
     Hardig) (or any title company in the metropolitan area of the Property and otherwise mutually acceptable to Purchaser and Seller) (the "Title Company"). The parties shall execute and deliver escrow instructions reasonably satisfactory to the Title Company and otherwise in compliance with the terms of this Agreement. The Title Company shall acknowledge receipt of the Deposit in writing to the parties and agree to accept, hold, and return such Deposit and disburse any funds received hereunder, in accordance with the provisions of this Agreement.

(c) If the transaction contemplated herein should fail to close for any reason other than Purchaser's default and failure to cure that default hereunder, the Deposit shall be returned to Purchaser. Failure to make the Deposit shall be a default under this Agreement. The term "Deposit" shall include the initial Deposit required by ss. 2(b), any additional deposit, and the interest earned thereon. The Title Company shall hold the Deposit in an interest bearing federally-insured account.

(d) The Purchaser, unless it terminates this Agreement of right under ss. 3 during the Feasibility Period, shall make an additional deposit of Fifty Thousand Dollars ($50,000) within two (2) business days after the termination of the Feasibility Period to be held by the Title Company as part of the Deposit.

(e) The Purchaser shall have the right to extend the outside date for Closing in ss. 5(a) below up to an additional ninety (90) days by written notice to Seller and by making an additional deposit of Twenty Five Thousand Dollars ($25,000) to be held by the Title Company as part of the Deposit.

(f) At the Closing (hereinafter defined), (i) the Deposit shall be applied toward the Purchase Price; and (ii) Purchaser shall pay the balance of the Purchase Price by cashier's check or wire transferring said sum in currently available funds to the Title Company for delivery to Seller upon the due recordation of the Deed from Seller to Purchaser.

3.   Feasibility Period.

(a) Promptly after the Effective Date, to the extent available to Seller and not previously provided to Purchaser, Seller shall deliver to Purchaser true, correct, and complete copies of: (i) all leases, occupancy agreements, and options affecting the Property (and all amendments, certificates, and addenda thereunder); (ii) all existing agreements, surveys, engineering tests or reports (and copies of all items shown as title exceptions on the policy or report), plans or specifications for any improvements, architectural or zoning documents, environmental assessments, contracts, and reports, title insurance policies or reports, and any other tests or reports, if any, relating to the Property and in possession of Seller, or its employees, agents, representatives, or under Seller's control; (iii) the plans and specifications for any Property improvements;
     (iv) any and all appraisals of the Property in Seller's possession; (v) all permits, certificates of occupancy, zoning variances, inspection reports, government authorizations or approvals, licenses, agreements, leases, and options of every kind and nature affecting the Property; (vi) copies of all real estate and personal property tax bills (and assessment notices) for tax years 1999, 2000, and 2001, to the extent available; (vii) a copy of the Seller's existing ALTA title insurance policy of the Property; and
     (viii) a copy of the Seller's survey for the Property.

(b) Purchaser and its agents and representatives shall have the right to enter onto the Property at all reasonable times after the Effective Date for purposes of conducting surveys, soil tests, market studies, engineering tests, and such other tests, investigations, studies, and inspections as Purchaser deems necessary or desirable in its sole discretion to evaluate the Property, provided that (i) all such tests, investigations, studies, and inspections shall be conducted at Purchaser's sole risk and expense,
     (ii) Purchaser shall give Seller reasonable prior notice of its entry onto the Property, and (iii) Purchaser shall indemnify and hold Seller harmless from and against any losses, liabilities, costs, or expenses (including reasonable attorney's fees) arising solely and directly out of Purchaser's entry onto the Property. Purchaser shall return the Property to the condition it was in prior to the performance of such tests.

(c) In the event that Purchaser is not satisfied, in its sole and unreviewable judgment and discretion, with the feasibility of Purchaser's acquisition, financing, and ownership of the Property, Purchaser shall have the right to terminate this Agreement at any time within ninety (90) days of the Effective Date, for any reason or for no reason, within its sole discretion (that period being the "Feasibility Period"). Unless Purchaser provides written notice of the termination pursuant to this provision to Seller during the Feasibility Period, Purchaser shall be deemed not to have exercised its right to terminate.

(d) Upon any such termination the Purchaser shall return to Seller all items received by Purchaser pursuant to ss. 3(a) hereof together with any reports obtained by the Purchaser related to the Property, the Title Company shall return the Deposit to the Purchaser, and the parties hereto shall be released from any further liabilities or obligations hereunder (except for any liability of Purchaser for indemnification under ss. 3(b) above). Any notice by Purchaser that it has elected to go forward with the transaction contemplated hereby shall nevertheless be subject to the satisfaction or subsequent express waiver of the conditions to settlement set forth in ss. 9 hereinbelow.

4.   Title.

(a) Title to the Property shall be marketable and good of record and in fact and insurable by a nationally recognized ALTA title insurance company of Purchaser's choice at normal rates. At the Closing, Seller shall convey title to the Property in fee simple, free and clear of any and all liens, mortgages, deeds of trust, security interests, leases, covenants, conditions, restrictions, easements, rights-of-way, licenses, encroachments, judgments or encumbrances of any kind, except for the following permitted exceptions (the "Permitted Exceptions"): (a) the lien of real estate taxes not yet due and payable; (b) matters of record affecting title to the Property, as reviewed and approved by Purchaser; and
     (c) zoning and building restrictions and other laws, ordinances, and regulations of governmental bodies having jurisdiction over the Property.

(b) Purchaser agrees to obtain a commitment of title insurance for the Property and to review such commitment and provide Seller with any notice of objections during the Feasibility Period. Any exceptions to title taken by the Title Company in such commitment shall be Permitted Exceptions hereunder if Purchaser does not, during that Feasibility Period, object to such matters by written notice to Seller. Within three (3) business days of receipt of such notice from Purchaser, Seller shall advise Purchaser in writing whether or not Seller agrees to cure any exceptions to title to which Purchaser has objected. Any exceptions to title that are not Permitted Exceptions shall be cured by Seller at its sole cost and expense prior to the Closing; provided that if Seller is unable or unwilling to cure such exceptions or other matters, Purchaser shall have the right to either (i) waive such exceptions or other matters and proceed to the Closing on the terms set forth herein or (ii) terminate this Agreement and obtain the return of the Deposit, together with reimbursement by Seller of the expense of Purchaser's title examination and commitment, in which event neither party shall have any further liability or obligation to the other.

(c) Purchaser shall have the right to re-examine the title to the Property at Closing and to object to any defects or encumbrances that have been placed of record on the Property subsequent to the date of Purchaser=s initial title report (except for customary easements and rights of way established in connection with the subdivision plans or encumbrances which have been caused or approved by Purchaser, which shall be Permitted Exceptions)(such objections being the "Subsequent Objections"). Seller shall cure Subsequent Objections before Closing and if Seller shall fail to cure them then Purchaser in its sole discretion may: (i) waive the Subsequent Objections and proceed to Closing; (ii) terminate this Agreement and receive a refund of the Deposit and reimbursement for its title examinations; or (iii) declare Seller to be in default under this Agreement and pursue any remedies available hereunder.

5.   The Closing.

(a) The consummation of the transactions contemplated herein (the "Closing") shall be held on a date and time selected by Purchaser and reasonably acceptable to Seller, which date shall be no later than the later date of
     (i) the date sixty (60) days after the termination of the Feasibility Period and (ii) the date of Subdivision as described in ss. 10(d), and
     (iii) the date of Zoning Approval as described in ss. 10(e); provided that the date for Closing may be extended in accordance with the terms and provisions of ss.ss. 2(e), 4(c), or 9 hereof. The Closing shall be held at the offices of the Title Company, or other mutually agreed upon location.

(b) At the Closing, Seller shall deliver to Purchaser a special warranty deed (the "Deed") conveying the Property to Purchaser subject only to the Permitted Exceptions. Purchaser shall be entitled to receive from the Title Company, prior to delivery of the Deed, the Title Company's unconditional commitment to issue an ALTA Form B Owner's Policy of Title Insurance, in the amount of the Purchase Price, and the Title Company's assurance that its recordation of the Deed, after performing a bring-to-date examination of the land records, will constitute its agreement to issue such policy within thirty (30) days after the Closing. Seller shall also execute such affidavits and other instruments as reasonably required by Purchaser's counsel or the Title Company, at any time within the six (6) months after Closing hereunder, and for the better conveying, transferring, assuring, and confirming the conveyance of title to the Property to the Purchaser in accordance with ss. 4 hereof.

(c) Seller shall pay for the cost of preparing the Deed, the costs of the Survey, the costs of Purchaser's owner's title insurance policy, the applicable grantor's and recordation taxes or charges for the Deed, and one-half (1/2) of the fees of the settlement agent. Each party shall pay the legal fees of its own counsel. Purchaser shall pay all other transfer taxes and recordation fees, all other costs incurred for title examination and title insurance, one-half (1/2) of the fees of the of the settlement agent, and any and all other closing costs imposed at the Closing.

(d) Rents, real estate taxes, utility charges, and annual assessments arising from the Property, if any, shall be prorated between the parties as of the date of the Closing.

(e) Possession of the Property shall be delivered to Purchaser immediately following the recordation of the Deed, and such possession shall be delivered free and clear of any leases, tenancies, or occupants (except tenants under valid leases constituting Permitted Encumbrances). In the event Seller shall fail to deliver such possession, Seller shall become and thereafter be a tenant at sufferance of Purchaser and Seller hereby waives all notices to quit provided by the laws of the State of Indiana.

6. Risk of Loss; Casualty. Prior to the Closing, Seller shall bear all risk of loss to the Property from fire or other casualty and all liabilities arising from the Property before the Closing. Seller shall maintain all existing fire and casualty and liability insurance on the Property. The Seller shall notify the Purchaser promptly of any damage to the Property, and give the Purchaser a right to inspect such damage. If the damage is in excess of fifty thousand dollars ($50,000), the Purchaser shall have the right, at Purchaser's option, either to (i) terminate this Agreement, in which event the Deposit will be returned to the Purchaser, and Purchaser and the Seller shall thereafter have no further obligations hereunder, or
     (ii) proceed with the Closing and accept title to the Property without any reduction in the Purchase Price, and the Seller shall deliver or assign to the Purchaser any insurance awards paid or due Seller with respect to such damage. In the event the Property or any substantial portion thereof shall become the subject of any condemnation, eminent domain, or other similar proceeding or be taken or condemned by any governmental authority after the Effective Date and before the Closing, Seller shall provide Purchaser of immediate notice thereof and Purchaser shall have the right to elect: (i) to terminate this Agreement by written notice to Seller and Title Company, whereupon the Deposit together with accrued interest thereon shall be immediately refunded to Purchaser and the parties'obligations hereunder shall terminate; (ii) require Seller to convey the Property (or the remaining portion) at Closing together with all right, title, and interest in an to any pending proceeding or proceeds of an earlier taking. Seller shall not compromise or settle any casualty or condemnation claim or proceeding without the prior written consent of Purchaser, which shall not be unreasonably withheld, delayed, or denied.

7.   Breach.

(a) If Seller shall default under any of the provisions of this Agreement and such default is not cured by Seller within ten (10) days after receipt of written notice from Purchaser of such default, Purchaser may, at its option, either: (i) terminate this Agreement and have the Deposit returned by the Title Company in which event the parties shall have no further rights or liabilities one to the other hereunder; or (ii) seek the equitable remedy of specific performance.

(b) Purchaser and Seller agree that if Purchaser defaults in its obligations under this Agreement for any reason whatsoever, Seller shall be entitled to receive and retain, as fixed and agreed upon liquidated damages, the Deposit. The foregoing shall constitute the sole and exclusive remedy of Seller for any breach by Buyer hereunder, and Purchaser shall have no other liability hereunder or in connection herewith, whether for damages or otherwise.

8. Commissions. Seller and Purchaser each represent and warrant to the other that except for International Business & Realty Consultants, L.L.C., Purchaser's broker, whom Seller shall pay a commission equal to six per cent (6%) of the purchase price paid at Closing, they have not dealt with or engaged any broker, finder, or other person in connection with the transactions contemplated herein, and each party agrees to indemnify and hold the other harmless on account of any loss, damage, liability or expenses, including attorney's fees, incurred by reason of a breach of such representation and warranty.

9. Conditions to Closing. The obligation of Purchaser to close hereunder is subject to the satisfaction, at or prior to Closing, of each of the following conditions, any of which may be waived, in whole or in part, in writing by Purchaser at or prior to Closing:

(a) Representations and Warranties. The representations and warranties of Seller set forth herein shall be true and correct in all material respects.

(b) Title. Title to the Property shall be in the condition required byss.4 hereof.

(c) Compliance by Seller. Seller shall have performed and complied with all of the covenants and conditions required by this Agreement to be performed or complied with at or prior to Closing and shall deliver all Closing documents.

(d) No Adverse Matters. No material portion of the Property shall have been adversely, affected as a result of earthquake, disaster, any action by governmental authority, flood, riot, civil disturbance, or act of God or public enemy.

(e)  Subdivision.   Seller  shall  have  completed  the  Subdivision   described
     inss.10(d) below.

(f)  Zoning  Approval.   Purchaser  shall  have  obtained  the  Zoning  Approval
     described inss.10(e) below.

     If any of the foregoing conditions have not been satisfied as of the date of Closing or at such other time as may be specified above (as the same may be extended from time to time), Purchaser shall have the right to (i) waive such conditions and proceed to Closing, (ii) extend the date of Closing a reasonable period required to satisfy the unsatisfied condition, or (iii) terminate this Agreement whereupon the Deposit will be returned to Purchaser and neither party will have any further liability to the other.

10.  Obligations Pending Closing.

(a) Title to and Condition of Property.Except as may be necessary to cure any title objections of Purchaser, or to comply with ss. 9(b), from the Effective Date hereof to the Closing Seller shall not cause or permit any change in the status of title to the Property or the physical condition of the Property except for customary maintenance and operations. Seller shall not cause or permit any adverse change in the condition of the Property, reasonable wear and tear and damage by fire or the elements excepted. Seller shall not enter into any leases or other occupancy agreements with respect to all or any portion of the Property, nor modify or extend any existing lease, without the prior written consent of Purchaser that it may withhold in its sole discretion. Seller hereby covenants and agrees it will not enter into a sale contract for the Property with any other person or entity unless this Agreement has been terminated according to its terms; provided that with advance notice to Purchaser Seller may enter into a sale contract for the Property with a third party provided such party shall have no rights in the Property until and unless this Agreement has been terminated according to its terms.

(b) Condemnation. Seller shall promptly notify Purchaser in the event any governmental agency should notify Seller, or Seller should become aware, of any permanent or temporary actual or threatened taking of all or any portion of the Property.

(c) Survey. Promptly after the Effective Date Seller shall obtain and furnish to Purchaser a boundary survey of the Property to be conveyed to Purchaser at Closing (the "Survey"). The Survey shall be prepared by a licensed Indiana land surveyor reasonably acceptable to Purchaser. The Survey shall set for the legal description and acreage of the Property and otherwise satisfy the requirements of Purchaser's mortgage lender. Upon delivery of the Survey the parties shall acknowledge delivery in writing by and addendum to this Agreement attaching a copy as an additional exhibit and setting forth the revised purchase price for the Property in the event the acreage is more or less than Twenty Four and five hundredths (24.05) acres, adjusting the Purchase Price in ss. 2(a) at price per acre of Thirty Five Thousand Five Hundred Dollars ($35,500).

(d) Subdivision. Provided that a subdivision of the Land is required to convey the Property to Purchaser, either to obtain the title commitment described above or to comply with the requirements of any governmental agency exercising jurisdiction over the Property, for the rezoning or otherwise, promptly after the expiration of the Feasibility Period, unless this Agreement is terminated, Seller shall prepare, submit, and diligently prosecute an application to the appropriate governmental agencies exercising jurisdiction over the Property to obtain the requisite approvals to record a subdivision of the Land so at Closing the Seller conveys the Property to Purchaser as a separate parcel of real estate, and thereafter Seller shall diligently prosecute its subdivision application until it can of right record the subdivision of the Property, which it is required to do on or before the date for Closing (the "Subdivision"). Seller shall provide Purchaser from time to time reports on the progress of the application and for such subdivision approval and shall advise Purchaser promptly upon any notice of approval thereof.

(e) Zoning Approval. Promptly after the expiration of the Feasibility Period, unless this Agreement is terminated, Purchaser shall prepare, submit, and diligently prosecute an application to the appropriate governmental agencies exercising jurisdiction over the Property to rezone the Property (or obtain a variance therefor) to permit the use of the Property for a planned unit development for multifamily dwellings in accordance with Purchaser's building plan. Purchaser shall have the right to use the Seller's drawings and building plans, furnished pursuant to ss. 3 above, in connection with such applications. Purchaser shall provide Seller from time to time reports on the progress of the application for such rezoning approval and shall advise Seller promptly upon any notice of approval thereof (the "Zoning Approval").

(f) Ingress / Egress Easements. As the Subdivision is presently contemplated by the parties and shown on the sketch plat attached as Exhibit B hereto, along the approximately 1,316 ` boundary line, within the 300' estimated area marked on the sketch plan as "Future Access Area", when Seller develops the remaining property to the point where paving and streets are constructed the Purchaser shall have a twenty foot (20') curb cut into that Future Access Area if permitted by the governmental agencies exercising jurisdiction over the Property, and Purchaser may incorporate the planned curb cut into its submissions for approval of its development of the Property. The parties understand and agree that this right of future access although recorded will not create any obligation for the Seller or its successors to construct any of those improvements. The parties shall execute and deliver at Closing mutual and reciprocal ingress / egress easements, in recordable form reasonably acceptable to each party, allowing the above-described access.

11. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows, all of which representations and warranties are true and correct as of the date hereof and shall be true and correct as of Closing hereunder:

(a) Seller (i) has full power and authority to sell the Property to Purchaser without the consent of any other person or entity, (ii) has authorized the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, and (iii) is the sole legal and equitable owner of record and in fact of good and marketable fee simple title to the Property.

(b) Seller is not a "foreign person" as that term is defined in ss. 1445 of the Internal Revenue Code, and Seller shall execute an affidavit to such effect in the form to be provided by Purchaser. Seller shall indemnify Purchaser and its agents against any liability or cost, including reasonable attorneys' fees, in the event that this representation is false or Seller fails to execute such affidavit at Closing hereunder.

(c) No taking by power or eminent domain or condemnation proceedings have been instituted or, to the best of Seller's knowledge, threatened for the permanent or temporary taking or condemnation of all or any portion of the Property.

(d) There is not pending or, to Seller's knowledge, threatened, any litigation, proceeding, or investigation relating to the Property or Seller's title thereto, nor does Seller have reasonable grounds to know of any basis for such litigation, proceedings, or investigations.

(e) To the best knowledge of Seller there exists no violation of any law, regulation, orders, or requirements issued by any governmental agency or authority, or action in any court on account thereof, against or affecting the Property.

(f) Seller has not made, and prior to Closing hereunder will not make without the written consent of the Purchaser, any commitments to any governmental authority or agency, utility company, school board, church or other religious body, or to any other organization, group, or individual, relating to the Property which would impose on Purchaser the obligation to make any contributions of money, dedication of land, or grants of easements or rights-of-way, or to construct, install, or maintain any improvements, public or private, on or off the Property except as currently installed at the Property.

(f) There exist at the Property, or shall exist on or before Closing, at Seller's sole expense, water and sewer lines at the site sufficient for domestic and fire use in accordance with applicable building requirements for the jurisdiction, for Purchaser to construct the multifamily residential project contemplated by its application for Zoning Approval.

(g) To the best knowledge of Seller the Property is not currently being used nor has it ever been used for landfill, dumping, or other waste disposal or operations, and there are in existence at the Property no materials, substances, products, or wastes of a toxic or hazardous nature (meaning "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.) Or other applicable law) such that the existence of such materials would violate applicable laws or regulations. If Seller learns at any time that this representation and warranty is no longer true and correct then Seller shall immediately deliver written notice thereof to Purchaser whereupon Purchaser's sole remedy shall be to elect to terminate this Agreement and obtain refund of the Deposit and thereafter the parties shall have no further rights and obligations hereunder.

(h) There are no parties in possession of any portion of the Property as lessees, tenants at sufferance, or trespassers. No person, firm, corporation, partnership, or other entity, has any right or option to acquire the Property or any portion thereof.

(i) All documents and other information provided by Seller to Purchaser pursuant to this Agreement shall be true and complete in all material respects.

12.  General Provisions.

(a) Purchaser shall have the right to assign any of its rights and obligations under this Agreement in whole or in part at any time. Any proposed assignment of Purchaser's rights and obligations under this Agreement shall require prior written notice to Seller.

(b) The terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and legal representatives.

(c) All representations, warranties and indemnities contained in this Agreement or in any instrument, document or agreement delivered pursuant hereto shall survive the delivery of the Deed and the transfer and conveyance of the Property to Purchaser. For purposes of survival, all representations and warranties of Purchaser and Seller made herein shall be deemed to date from the Effective Date hereof and to have been restated and reaffirmed on the date of the Closing.

(d) All notices required or permitted by this Agreement shall be given in writing and delivered personally or sent by a nationally recognized overnight delivery service or by United States mail, registered or certified. return receipt requested, postage prepaid, or by facsimile transmission during regular business hours followed immediately by a confirmation copy in regular mail, to the following addresses:


 As to Seller:                  Frontier Investments, LLC
                                Attn.: Mr. Jack B. Tuff
                                Managing Member
                                2805 Old U.S. 20 West
                                Elkhart, Indiana  46514
                                (219) 264-3171
                                Fax (219) 522-3846; and

 with a copy to:                Glenn E. Killoren, Esq.
                                Baker & Daniels
                                317 West Franklin Street
                                Post Office Box 507
                                Elkhart, Indiana  46515
                                (219) 296-6000
                                Fax (219) 296-6001; and

 As to Purchaser:               Mr. Robert A. MacFarlane
                                President and CEO
                                Homes for America Holdings, Inc.
                                One Odell Plaza
                                Yonkers, New York  10701
                                (914) 964-3000
                                Fax (914) 964-7054

 with a copy to:                Daniel G. Hayes, Esq.
                                9324 West Street, Suite 101
                                Manassas, Virginia  20110-5198
                                (703) 368-0707
                                Fax (703) 368-2465.

     Any notice served upon either party as provided above shall be deemed to have been given at the time such notice is received, if sent by hand or overnight delivery or facsimile transmission, or if sent by registered or certified mail, then the date three (3) days after the date such notice is deposited in the United States mail. Either party shall have the right from time to time to change its address for the receipt of notices by giving written notice of the new address in the manner set forth above.

(e) This Agreement contains the entire understanding between the parties hereto with respect to the Property and is intended to be an integration of all prior or contemporaneous agreements, conditions, or undertakings between the parties hereto; and are no promises, agreements, conditions, undertakings, warranties, or representations, oral or written, express or implied, between and among the parties hereto with respect to the Property other than as set forth herein. No changes or modifications of this Agreement shall be valid unless the same is in writing and signed by Seller and Purchaser.

(f) In the event any one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

(g) The date on which this Agreement has been executed and ratified by both parties being the last date subscribed below, and such date shall be referred to as and shall constitute the "Effective Date" of this Agreement.

(h) This Agreement and all transactions hereunder shall be governed by the laws of the State of Indiana. In the event that either party hereto is required to resort to litigation to enforce its rights hereunder, the parties agree that any judgment awarded to the prevailing party shall include all litigation expenses, including without limitation actual attorneys' fees, incurred by the prevailing party.

(i) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which together shall constitute but one instrument.

(j) Seller and Purchaser agree that Seller retains the option to qualify this transaction as part of a tax deferred exchange under ss. 1031 of the Internal Revenue Code of 1986, as amended. Purchaser agrees to cooperate in Seller's exchange, provided Purchaser shall incur no additional liability, cost, expense, or delay therefor.

(k) Time shall be considered to be of the essence in the performance of requirements of this Agreement. No waiver of the manner of performance, time of performance, or fulfillment of any obligation or condition hereunder shall be effective unless set forth in a written instrument authorized and executed with the same formality as this Agreement.

(l) Execution of this Agreement by one party shall constitute an offer to purchase or sell the Property, as applicable, on the terms and conditions set forth herein. In the event this Agreement shall not have been fully executed by both parties and a counterpart thereof delivered to each party on or before August 22, 2001, such offer shall expire and be of no further force or effect.


            [Signatures of parties commence on next succeeding page.]

     IN WITNESS WHEREOF, the parties have caused this Agreement each by its authorized representative have caused this Agreement to be duly executed under seal on the dates set forth beneath their respective signatures below.

                                        SELLER:

                                        FRONTIER INVESTMENTS, LLC

ATTEST/WITNESS:
                                                s/s Jack Tuff
---------------------------             By:  --------------------------------
                                        Jack B. Tuff
                                        Its: Managing Member

                                        Date: August 15, 2001



                                        PURCHASER:

                                        HOMES FOR AMERICA HOLDINGS, INC.

ATTEST/WITNESS:

                                                s/s Robert MacFarlane
--------------------------              By:  --------------------------------
                                        Robert A. MacFarlane
                                        Its: President and CEO

                                        Date: August 15, 2001